                          Schedule A December 31,2005

                                                                  EXHIBIT 3.1.22

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                              PARTNERSHIP INTERESTS
                             AS OF DECEMBER 31, 2005

                                       Number of
                                      Partnership
           Limited Partners            Interests       %
------------------------------------  -----------  ----------
 1 Balitsaris, Peter                       58,542      0.0637%
 2 Carr, Clai                             115,000      0.1252%
 3 Castorina, John                         14,491      0.0158%
 4 Denny, Joseph                          260,250      0.2832%
 5 Felix, Jill                            195,043      0.2123%
 6 Fenza, Robert                          195,043      0.2123%
 7 Fitzgerald, Ward                        14,491      0.0158%
 8 Gildea, Larry                           93,319      0.1016%
 9 Goldschmidt, Robert                     22,895      0.0249%
10 Hagan, Michael                          14,491      0.0158%
11 Hammers, David                         244,426      0.2660%
12 Kiel, Bob                               14,491      0.0158%
13 Kline, Earl                             19,128      0.0208%
14 Lutz, Jim                               37,312      0.0406%
15 Mazzerralli, James                      14,491      0.0158%
16 Messaros, Sharron                        7,245      0.0079%
17 Morrissey, Mary Beth                    14,491      0.0158%
18 Price, Leslie                           99,970      0.1088%
19 Reichert, Joseph                        27,242      0.0296%
20 Estate of Willard Rouse                460,418      0.5011%
21 Trust for Congdon Children              95,347      0.1038%
22 Trust for Hammers Children              95,348      0.1038%
23 Trust for Mary Rouse                    13,621      0.0148%
24 Trust for Anne Rouse                    13,621      0.0148%
25 Trust for Rouse Younger Children        81,726      0.0889%
26 Trust for Laurie Hammers                 5,506      0.0060%
27 Weitzmann, Mike                         42,312      0.0460%
28 Liberty Special Purpose Trust           10,574      0.0115%
29 Thomas, Rebecca                          8,076      0.0088%
30 Trust for J. Ryan Lingerfelt            15,625      0.0170%
31 Trust for Justin M. Lingerfelt          15,625      0.0170%
32 Trust for Daniel K. Lingerfelt          15,625      0.0170%
33 Trust for Catherine E. Lingerfelt       15,625      0.0170%
34 Lingerfelt, Alan T.                    317,500      0.3455%
35 Lingerfelt, L. Harold                  164,375      0.1789%
36 Lingerfelt, David L.                    30,674      0.0334%
37 Ferguson, Morris U.                      6,000      0.0065%

                           Schedule A December 31,2005

                                                                  EXHIBIT 3.1.22

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                        PARTNERSHIP INTERESTS - CONTINUED
                             AS OF DECEMBER 31, 2005

                                             Number of
                                            Partnership
           Limited Partners                  Interests       %
------------------------------------------  -----------  --------
38 Lingerfelt, Carl C.                         10,900      0.0119%
39 Wright, Murray H.                            7,500      0.0082%
40 Latimer, Erle Marie                         12,500      0.0136%
41 Samet, Norman G.                            14,013      0.0153%
42 Mann, Bernard                               14,012      0.0152%
43 Stender, Stewart R.                         57,613      0.0627%
44 Rouse & Associates Maryland Partnership     20,000      0.0218%
45 Helwig, A. Carl                            224,737      0.2446%
46 Sunday, James J.                            79,348      0.0864%
47 Walters, Charles J.                        155,723      0.1695%
48 Doyle, Margaret A.                          19,380      0.0211%
49 Stanford Baratz Revocable Trust              9,044      0.0098%
50 F. Greek Logan Properties, LLC              33,682      0.0367%

           Preferred Limited Partners

51 Belair Real Estate Corporation
52 Belrose Realty Corporation
53 Bel Alliance Properties, LLC
54 Belwater Realty Corp.
55 Montebello Realty Corp.
56 JPM Mosaic VI REIT, Inc.

                   General Partner

57 Liberty Property Trust                          GP     96.1600%
                                                         --------

   Total Ownership                                       100.0000%

   General Partner - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.

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